UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2022
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HOME BANCSHARES, INC.
(Exact name of Registrant as Specified in Its Charter)
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Arkansas	001-41093	71-0682831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
719 Harkrider, Suite 100
Conway, Arkansas 72032
(Address of Principal Executive Offices) (Zip Code)
(501) 339-2929
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOMB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
Effective April 1, 2022, pursuant to the Agreement and Plan of Merger, dated as of September 15, 2021, as amended on October 18, 2021 and November 8, 2021, among Home BancShares, Inc. (“Home”), its subsidiary bank, Centennial Bank (“Centennial”), Home’s acquisition subsidiary, HOMB Acquisition Sub III, Inc. (“Acquisition Sub”), Happy Bancshares, Inc. (“Happy”) and its subsidiary bank, Happy State Bank (“HSB”), (the “Merger Agreement”), Acquisition Sub merged with and into Happy and Happy merged with and into Home, with Home as the surviving entity (collectively, the “Merger”). HSB also merged with and into Centennial, with Centennial as the surviving entity.
Under the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of Happy was converted into the right to receive, without interest, 2.17 shares of Home common stock (the “Merger Consideration”). Each unvested restricted share of Happy common stock outstanding at the Effective Time became fully vested and converted into the right to receive the Merger Consideration. In addition, at the Effective Time, each outstanding option to purchase Happy common stock was cancelled and converted into the right to receive the number of whole shares of Home common stock, together with any cash in lieu of fractional shares, equal to the product of (i) the number of shares of Happy common stock subject to the option, multiplied by (ii) the excess, if any, of $49.3675 (the Merger Consideration value) over the exercise price of the option, less applicable tax withholdings, divided by (iii) $22.75. Similarly, each stock appreciation right of Happy outstanding at the Effective Time was cancelled and converted into the right to receive a cash payment, without interest, equal to the product of (i) the number of shares of Happy common stock subject to the stock appreciation right, multiplied by (ii) the excess, if any, of $49.3675 over the grant price of the stock appreciation right, less applicable tax withholdings. For purposes of these calculations, the Merger Consideration value was determined using a volume-weighted average closing price of Home’s common stock as reported on the New York Stock Exchange over the 20 consecutive trading day period ending on the third business day prior to the closing of the Merger, multiplied by 2.17.
Under the terms of the Merger Agreement, Home will issue approximately 42.4 million shares of its common stock valued at approximately $958.8 million as of April 1, 2022. No cash consideration is being paid in connection with the Merger, except that holders of outstanding shares of Happy common stock or “in-the-money” stock options of Happy at the time of the Merger will receive cash payments equal to $22.75, multiplied by any resulting fractional shares of Home common stock to which they are otherwise entitled in connection with the Merger. In addition, the holders of stock appreciation rights of Happy received approximately $3.1 million in cash in cancellation of their stock appreciation rights immediately before the Merger, for a total transaction value of approximately $961.9 million.
The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Appendix A to the Company’s joint proxy statement/prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Securities Act”), on November 15, 2021, and is incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
On April 1, 2022, Home issued a press release announcing the completion of the Company’s previously announced acquisition of Happy. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The financial statements required to be filed as part of this Current Report will be filed by amendment to this Current Report no later than 71 days following the date that this Current Report is required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required to be filed as part of this Current Report will be filed by amendment to this Current Report no later than 71 days following the date that this Current Report is required to be filed.

(d) Exhibits.

99.1	Press Release: Home BancShares, Inc. Announces Completion of the Acquisition of Happy Bancshares, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.

Date:	April 1, 2022	By:	/s/ Jennifer C. Floyd
Jennifer C. Floyd
Chief Accounting Officer